Ex. T3A.52

ARTICLES OF INCORPORATION State Form 4159 (R10 /8-95) Approved by State Board of Accounts 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:  Use 8 1/2” white paper for inserts.
                             Present original and two (2) copies to address in upper right corner of this form.                                                Indiana Code 23-1-21-2
                             Please TYPE or PRINT.                                                                                                                                        FILING FEE:  $90.00
                             Upon completion of filing, the Secretary of State will issue a receipt.

ARTICLES OF INCORPORATION
The undersigned, desiring to form a corporation (hereinafter referred to as “Corporation”) pursuant to the provisions of:
☒Indiana Business Corporation Law                                               ☐ Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1, et seq.
                                                                                                             (Professional corporations must include Certificate of Registration.)
As amended, executes the following Articles of Incorporation:

ARTICLE I – NAME AND PRINCIPAL OFFICE
Name of Corporation: (the name must include the word “Corporation”, “Incorporated”, “Limited”, “Company” or an abbreviation thereof.) Uno of Indiana, Inc.
Principal Office: The address of the principal office of the Corporation is:
Post Office address: 100 Charles Park Road	City West Roxbury	State MA	ZIP code 02132

ARTICLE II – REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent CT Corporation System
Name of Registered Agent One North Capital Avenue	City Indianapolis	Indiana	ZIP code 46204

ARTICLE III – AUTHORIZED SHARES
Number of shares the Corporation is authorized to issue: 100 if there is more than one class of shares, shares with rights and preferences, list such information as “Exhibit A”

ARTICLE IV – INCORPORATORS [the name(s) and address(es) of the incorporators of the corporation]
NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
Bethany A. Norris	101 Federal Street, Suite 300	Boston	MA	02110
Olga Garcia Rey	101 Federal Street, Suite 300	Boston	MA	02110

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true.
this ______________ day of _____________________________________, ______,

Signature /s/ Bethany A. Norris		Printed Name Bethany A. Norris
Signature /s/ Olga Garcia Rey		Printed Name Olga Garcia Rey
Signature		Printed Name
This instrument was prepared by: (name) Bethany A. Norris
Address (number, street, city and state) (name) c/o CT Corporation System, 101 Federal Street, Boston, MA				ZIP CODE